UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      August 31, 2007
A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.
     On September 6, 2007, A. Schulman, Inc. (the “Company”) disclosed in its Current Report on Form 8-K (the “Form 8-K”) (i) the termination of the employment agreement between John M. Myles and Company as a result of the retirement of Mr. Myles from the Company, and (ii) the execution of a Separation Agreement and Consulting Agreement between Mr. Myles and the Company. The Company is filing this amendment to the Form 8-K to disclose that, with respect to Mr. Myles’ retirement, Mr. Myles will also receive certain benefits upon separation as described in a written supplement, the “Summary of Benefits Upon Separation,” a copy of which is attached hereto, and incorporated by reference herein as Exhibit 99.1.
ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.
     (d)  Exhibits.

Exhibit Number	Description

99.1	Summary of Benefits Upon Separation (Attachment A)

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ Paul F. DeSantis
Paul F. DeSantis
Vice President - Chief Financial Officer and Treasurer

Date: September 14, 2007